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                                                                   Exhibit 10(a)


                               Advisory Agreement
                                     Between
                             RRF Limited Partnership
                                       and
                       Mid-America ReaFund Advisors, Inc.

         This Agreement made as of this 31st day of January, 1998, between RRF LIMITED PARTNERSHIP, a Delaware limited partnership ("RRF-LP"), and MID-AMERICA REAFUND ADVISORS, INC., an Ohio corporation (the "Adviser");

                                   WITNESSETH:

         WHEREAS, RRF-LP was established in Delaware by a Certificate of Limited Partnership on April 9, 1997;

         WHEREAS, RRF-LP desires to avail itself of the experience, sources of information, advice and assistance of the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the trustees of Realty ReFund Trust, the sole general partner of RRF-LP (the "Trustees"), as provided herein; and

         WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

         1. Duties of Adviser. The Adviser shall consult with the Trustees and shall, at the request of the Trustees or the officers of RRF-LP, furnish advice and recommendations in respect of all aspects of the business and affairs of RRF-LP. In general, the Adviser shall inform the Trustees of any factors which come to its attention which would influence the policies of RRF-LP. Subject to the supervision of the Trustees and consistent with the provisions of the Declaration of Trust, the Adviser shall use its best efforts to:

                  (a) present to RRF-LP a continuing and suitable investment program and opportunities to acquire investments of which the Adviser is aware, which are consistent with any investment program adopted by the Trustees from time to time and which the management of the Adviser believes would be reasonably attractive to RRF-LP, and furnish the Trustees with advice in respect of the acquiring, holding and disposing of investments including commitments therefor;

                  (b) administer the day-to-day investment operations of RRF-LP and perform or supervise the performance of such other administrative functions in connection with the management of RRF-LP as may be agreed upon by the Adviser and the Trustees;

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                  (c) serve as RRF-LP's investment adviser in connection with policy decisions to be made by the Trustees and, as requested, furnish reports to the Trustees and provide research and economic and statistical data in connection with RRF-LP's investments and investment policies;

                  (d) on behalf of RRF-LP, investigate, select and conduct relations with borrowers, lenders, consultants, accountants, mortgage loan originators, brokers, mortgagors and other mortgage and investment participants, correspondents and servicers, property managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, escrow agents, depositories, custodians, agents for collection, banks, savings and loan associations, investors, builders and developers, sellers and buyers of investments and persons acting in any other capacity deemed by the Trustees desirable, and enter into contracts with, retain and supervise services performed by, such parties in connection with investments which have been or may be acquired or disposed of by RRF-LP and substitute any such party or itself for any such other party or for itself;

                  (e) upon the request of the Trustees, act as attorney-in-fact or agent of RRF-LP in acquiring and disposing of investments, disbursing and collecting the funds, paying the debts and fulfilling the obligations of RRF-LP, and handling, prosecuting and selling any claims of RRF-LP, including foreclosing, participating in bankruptcy or other reorganization proceedings, and otherwise enforcing mortgage and other liens securing investments, and exercise its own sound discretion in doing so, or obtain for RRF-LP the services of others to so act;

                  (f) assist in negotiations on behalf of RRF-LP with investment banking firms and other institutions or investors for public or private sales of securities of RRF-LP or for other loans or other financing on behalf of RRF-LP, but in no event in such a way that the Adviser shall be acting as a broker, dealer or underwriter of securities of RRF-LP;

                  (g) upon request of the Trustees, invest or reinvest any money of RRF-LP;

                  (h) provide office space and equipment and personnel as required for the performance of the foregoing services as Adviser:

                  (i) as requested by the Trustees, make reports to the Trustees on its performance of the foregoing services; and

                  (j) obtain for RRF-LP such services as may be required for property management, mortgage servicing, construction and development loan disbursements and other activities relating to the investment portfolio of RRF-LP.

         2. No Partnership or Joint Venture. RRF-LP and the Adviser are not, and shall not be deemed to be, partners or joint venturers with each other.



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         3. Records. The Adviser shall keep proper books of account and records relating to services performed hereunder which shall be accessible for inspection by RRF-LP at any time during ordinary business hours.

         4. REIT Qualification. Anything else in this Agreement to the contrary notwithstanding, the Adviser shall refrain from any action which, in its reasonable judgment, or in the judgment of the Trustees of which the Adviser has written notice, would adversely affect the status of Realty ReFund Trust as a real estate investment trust as defined and limited in Sections 856, 857 and 858 of the Code or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over RRF-LP or its securities or which would not be permitted by the Declaration of Trust.

         5. Bank Accounts. The Adviser may establish one or more bank accounts in its own name and may deposit into and disburse from such accounts, any money on behalf of RRF-LP, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Adviser; and the Adviser shall from time to time render appropriate accounting of such deposits and payments to the Trustees and to the auditors of RRF-LP.

         6. Bond. The Adviser shall maintain a fidelity bond with a responsible surety company in such reasonable amount as may be required by the Trustees from time to time covering its officers, employees and agents handling funds and records of RRF-LP. Such bond shall inure to the benefit of RRF-LP in respect of losses of such property from acts of such persons through theft, embezzlement, fraud, negligence, error or otherwise.

         7. Information Furnished Adviser. RRF-LP shall keep the Adviser informed in writing concerning the investment and financing policies of RRF-LP. RRF-LP shall notify the Adviser promptly in writing of their intention to make any new investments or to dispose of any existing investments. RRF-LP shall furnish the Adviser with a certified copy of all financial statements, a signed copy of each report prepared by independent public accountants, and such other information with regard to its affairs as the Adviser may reasonably request.

         8. Definitions. As used herein, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" as used herein shall have the meaning set forth in Section 1.1 of RRF-LP's First Amended and Restated Agreement of Limited Partnership as in effect on the date hereof.

                  (b) "Average Book Value" for any period shall mean the arithmetic average of the aggregate Book Value of the assets reflected in the computation at the opening of the first and at the close of the last business day of each calendar month during the period to which such computation relates.

                  (c) "Average Net Worth" shall mean the arithmetic average of the amounts in the partners' accounts on the books of RRF-LP, plus the accumulated non-cash reserves for



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         depreciation, depletion and amortization shown on the books of RRF-LP, at the close of the last business day of each calendar month during the period to which such computation relates.

                  (d) "Book Value" of an asset shall mean the value of such asset on the books of RRF-LP, before provision for amortization, depreciation or depletion and before deducting any indebtedness or other liability in respect thereof, except that depreciable assets shall be valued at the lesser of fair market value, in the judgment of the Trustees, or cost.

                  (e) "Fiscal Year" shall mean any period of RRF-LP for which any income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                  (f) "Invested Assets" shall mean the appraised value of RRF-LP's total assets (without deduction of any liabilities) plus the undisbursed commitments of RRF-LP in respect of closed loans and other closed investments, but excluding good will and other intangible assets, cash, cash items, obligations of municipal, state and federal governments and governmental agencies other than obligations secured by a lien on real property, or to be acquired by such governments or governmental agencies and securities of governmental agencies issuing securities which securities are balanced by a pool of mortgages and, in respect of Wrap-Around Loans, the principal amount of the prior indebtedness.

                  (g) "Net Income" for any period shall mean the net income of RRF-LP for such period computed on the basis of its results of operations for such period excluding gains and losses from the disposition of assets of RRF-LP, and after deduction of all expenses other than any compensation payable to the Adviser pursuant to Sections 9, 10 and 11 hereof and provision for depreciation, amortization and depletion.

                  (h) "Net Profits" for any period shall mean the gross earned income of RRF-LP for such period (exclusive of gains and losses from the disposition of capital assets of RRF-LP), minus all expenses (including reasonable reserves set aside by the Trustees out of earnings) other than non-cash provision for depreciation, depletion and amortization, incentive compensation payable to the Adviser pursuant to
         Section 10 hereof, and any taxes on RRF-LP's income and, in respect of any real estate equities owned by RRF-LP, minus all amounts expended for mortgage amortization.

                  (i) "Operating Expenses" for any Fiscal Year shall mean the aggregate annual expenses of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent accountants who shall have reported on the financial statements of RRF-LP for such Fiscal Year, including compensation payable to the Adviser but excluding the expenses set forth in clauses (b) through (i) inclusive of Section 14 hereof and reserves for amortization, depreciation, depletion and losses and provisions for losses.

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         All calculations made in accordance with this Section 8 shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether RRF-LP may also prepare statements on a different basis.

         9. Regular Compensation. On or before the 15th business day of each calendar month, the Trustees shall pay to the Adviser as compensation for the services rendered to RRF-LP hereunder (a) a fee at the rate of 1/12 of 1% of the Invested Assets of RRF-LP for the next preceding calendar month and (b) 15% of the amount of any unrefunded commitment fees received by RRF-LP in respect of mortgage loan commitments which RRF-LP was not required to fund and which expired within the next preceding calendar month.

         10. Incentive Compensation. In order to reward further the Adviser for performance hereunder, the Trustees shall also pay to the Adviser, on or before the 15th day after the completion of the annual audit of RRF-LP's financial statements for each Fiscal Year, an incentive fee equal to the sum of (a) 10% of the amount, if any, by which the Net Profits for such Fiscal Year exceed 8% of the monthly Average Net Worth for such Fiscal Year and (b) 10% of (i) the net realized capital gains of RRF-LP for such year less (ii) accumulated net realized capital loss. "Net realized capital gain" from the sale or other disposition of an asset shall be deemed to be the lesser of (i) the amount by which the net proceeds after taxes received by RRF-LP (including the proceeds of any financing) exceed the value of such asset on the books of RRF-LP at the time of sale (after deducting all liabilities relating thereto) or (ii) the amount by which such net proceeds exceed the sum of the value of the consideration originally paid for such asset by RRF-LP plus any additional capital expenditures by RRF-LP on such asset.

         11. Compensation for Additional Services. If RRF-LP shall request the Adviser, or any officer or employee of the Adviser, to render services for RRF-LP other than those required to be rendered by the Adviser hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and RRF-LP from time to time. To the extent the Adviser or any affiliate of the Adviser performs any loan servicing, loan administration, property management or other similar services, the rate of compensation for such services shall be approved by the majority of the Trustees who are not affiliated with the Adviser and shall not exceed the rate at which qualified unaffiliated persons are then performing such services for similar investors in the same geographic area. Neither the Adviser nor any of its Affiliates will receive any brokerage fees in connection with any real property or other assets purchased by, or sold to, RRF-LP. Any other remuneration received by any such person in connection with any such purchase or sale shall be deducted from the compensation payable to the Adviser.

         12. Statements. The Adviser shall furnish to RRF-LP not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of any compensation payable to it during such month under Section 9 hereof. The Adviser shall furnish to RRF-LP not later than the 30th day following the end of each Fiscal Year a statement showing the computation of the fees, if any, payable in respect of such Fiscal Year under Sections 10 and 11 hereof. The final settlement of compensation payable



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under Sections 10 and 11 hereof for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of RRF-LP's financial statements.

         13. Expenses of the Adviser. Without regard to the amount of compensation received hereunder by the Adviser, the Adviser shall bear the following expenses:

                  (a) salaries and other employment expenses of the personnel employed by the Adviser to assist it in performing its obligations hereunder and of officers and employees of RRF-LP who are affiliates of the Adviser;

                  (b) travel and other expenses incurred by directors, officers and employees of the Adviser and of Trustees, officers and employees of RRF-LP who are affiliates of the Adviser;

                  (c) advertising expenses, if any, incurred by the Adviser in seeking investments for RRF-LP;

                  (d) rent, telephone, utilities, office furniture and equipment (including computers, to the extent utilized) and other office expenses of the Adviser and RRF-LP, except as any of such expenses relate to an office maintained by RRF-LP separate from the office of the Adviser; and

                  (e) miscellaneous administrative expenses relating to performance by the Adviser of its functions hereunder.

         14. Expenses of RRF-LP. Except as expressly otherwise provided in this Agreement RRF-LP shall pay all its expenses not assumed by the Adviser and without limiting the generality of the foregoing it is agreed that the following expenses of RRF-LP shall be paid by RRF-LP:

                  (a) salaries and other employment expenses of the personnel employed by RRF-LP who are not affiliates of the Adviser, expenses incurred in attending Trustees' meetings paid to all Trustees, fees and travel and other expenses incurred by Trustees, officers and employees of RRF-LP who are not affiliates of the Adviser and the cost of Trustees, liability insurance;

                  (b)  the cost of borrowed money;

                  (c) taxes on income, real property and all other taxes applicable to RRF-LP;

                  (d) legal, auditing, underwriting, transfer agent's, warrant agent's, registrants and indenture trustee's and other fees, and listing, registration, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of RRF-LP's securities;

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                  (e)  fees and expenses paid to independent contractors
          employed by or on behalf of RRF-LP;

                  (f)  costs of insurance;

                  (g)  the expenses of organizing or terminating RRF-LP;

                  (h) all expenses connected with distributions and communications to holders of securities of RRF-LP and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities, proxy solicitation materials and reports to such holders;

                  (i) expenses directly connected with the acquisition, disposition and ownership of mortgage loans or other property, including, to the extent not paid by borrowers from RRF-LP, the costs of appraisal, legal services, brokerage and sales commissions, as well as the costs of foreclosure, maintenance, repair and improvement of property;

                  (j) to the extent not paid by borrowers from RRF-LP, loan administration and mortgage servicing fees; and

                  (k)  general legal, accounting and auditing fees and expenses.

         15. Refund by Adviser. On or before the 15th day after the completion of the annual audit of RRF-LP's financial statements for each Fiscal Year, the Adviser will refund to RRF-LP the amount, if any, by which the Operating Expenses of RRF-LP for such Fiscal Year exceeded the lesser of (a) 1-1/2% of the Invested Assets of RRF-LP for such Fiscal Year or (b) 25% of the Net Income of RRF-LP for such Fiscal Year.

         16. Other Activities of The Advisor. The Adviser shall not act as the investment adviser for any other person or entity ("person"). However, the Adviser may act as an investment adviser and perform other services for persons other than RRF-LP in situations in which such persons are participating in investment with RRF-LP. No Affiliate of the Adviser shall enter into an investment advisory contract or contract to perform other services with any other real estate investment trust or other person the investment policy of which is substantially similar to that of RRF-LP. Furthermore any person who (i) is an officer, director or employee of the Adviser, (ii) holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock or other equity interests of the Adviser, (iii) is an officer, director, employee, partner, or trustee of a corporation, partnership or trust which either holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock or other equity interests of the Adviser or (iv) controls, is controlled by, or under common control with the Adviser, will offer RRF-LP a right of first refusal to the full extent of any investment opportunity available to such person which is consistent with the investment policies of RRF-LP.

         The Trustees may request the Adviser to engage in certain other activities which complement RRF-LP's investments and the Adviser may provide services requested by the borrowers or

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prospective borrowers of RRF-LP. The Adviser may receive compensation or commissions therefor from RRF-LP and other persons.

         Directors, officers, employees and agents of the Adviser or of affiliates of the Adviser may serve as partners, officers, employees or agents of RRF-LP. When executing documents or otherwise acting in such capacities for RRF-LP, such persons shall use their respective titles in RRF-LP.

         17. Term; Termination of Agreement. This Agreement shall continue in force for a period of 24 months from the date hereof and thereafter it may be extended from year to year by the affirmative vote of a majority of the Trustees who are not affiliates of the Adviser. Notice of renewal shall be given in writing by the Trustees to the Adviser not less than three months before the expiration of this Agreement or of any extension thereof. Notwithstanding any other provisions to the contrary, this Agreement may be terminated for any reason upon 60 days' written notice by RRF-LP to the Adviser or 120 days' written notice by the Adviser to RRF-LP, in the former case (i) by the vote of a majority of all Trustees; (ii) by the vote of a majority of the Trustees who are not affiliates of the Adviser; or (iii) by the vote of the holders of not less than a majority of the partnership Units of RRF-LP then outstanding and entitled to vote, at a meeting called for such purpose.

         18. Amendments. This Agreement shall not be modified or terminated except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         19. Assignment. RRF-LP may terminate this Agreement forthwith in the event of its assignment by the Adviser except an assignment to a successor organization which takes over substantially all of the property and carries on the affairs of the Adviser. This Agreement shall not be assignable by RRF-LP without the consent of the Adviser, except in the case of assignment by RRF-LP to a corporation, trust or other organization which is a successor to RRF-LP. Any assignment of this Agreement by either party shall bind the assignee here-under in the same manner as the assignor is bound hereunder.

         20. Default, Bankruptcy, etc. At the option of the Trustees, this Agreement shall be terminated immediately upon written notice of termination from the Trustees to the Adviser if any of the following events shall occur:

                  (a) If the Adviser shall violate any provision of this Agreement and, after written notice of such violation, shall not cure such default within thirty days; or

                  (b) If the Adviser shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, for any order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Adviser or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Adviser for its reorganization; or

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                  (c) If the Adviser shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

         The Adviser agrees that if any of the events specified in subsections
(b) and (c) of this Section 20 shall occur, it will give written notice thereof to the Trustees within seven days after the occurrence of such event.

         21. Action Upon Termination. The Adviser shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder but shall be paid all compensation accruing to the date of termination. The Adviser shall forthwith upon such termination:

                  (a) pay over to RRF-LP all moneys collected and held for the account of RRF-LP pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                  (b) deliver to the Trustees a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Trustees; and

                  (c) deliver to the Trustees all property and documents of RRF-LP then in the custody of the Adviser.

         22. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of Ohio as at the time in effect.

         23. Miscellaneous. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trustees in following or declining to follow any advice or recommendations of the Adviser. None of the Adviser, its owners, directors, officers or employees shall be liable to RRF-LP, the Trustees or the holders of securities of RRF-LP except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

         24. Notice. Any communications given hereunder shall be in writing delivered at the following addresses of the parties hereto:

RRF-LP:                              1750 Huntington Building
                                     925 Euclid Avenue
                                     Cleveland, Ohio 44114

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The Adviser:                         1750 Huntington Building
                                     925 Euclid Avenue
                                     Cleveland, Ohio 44114
                                     Attention: President

In each case with a copy to:         James B. Aronoff, Esq.
                                     Thompson Hine & Flory LLP
                                     3900 Key Center
                                     127 Public Square
                                     Cleveland, Ohio 44114

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 24.

         IN WITNESS WHEREOF, RRF Limited Partnership and Mid-America ReaFund Advisors, Inc., by an authorized officer, in each case thereunto duly authorized, have signed these presents all as of the day and year first above written.

Attest:                          RRF LIMITED PARTNERSHIP

By: /s/ JAMES B. ARONOFF         By:  REALTY REFUND TRUST, its sole
    --------------------                 general partner
    James B. Aronoff
    Assistant Secretary

                                 By: /s/ GREGORY D. BRUHN
                                     --------------------------
                                       Gregory D. Bruhn
                                       Executive Vice President


Attest:                          MID-AMERICA REAFUND ADVISORS, INC.

By: /s/ JAMES B. ARONOFF         By: /s/ JAMES F. WIRTH
    --------------------             ------------------
    James B. Aronoff                 James F. Wirth
    Assistant Secretary              President


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